UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 19, 2009

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-15955	84-0826324
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

821 17th Street, Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 293-2265

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2009, Thomas M. Longust and Harold F. Mosanko notified CoBiz Financial Inc. (the “Company”) of their decision not to stand for re-election to the Board of Directors at the Company’s 2009 annual meeting of shareholders.  Each of Messrs. Longust and Mosanko will continue to serve as a director of the Company until the 2009 annual meeting of shareholders.  The decision of each of Messrs. Longust and Mosanko not to stand for re-election did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBIZ FINANCIAL INC.
(Registrant)

Date: March 25, 2009.

	By:	/s/ Lyne Andrich
	Name:	Lyne Andrich
	Title:	Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)